EXHIBIT 23(A)



                          INDEPENDENT AUDITORS' CONSENT


                  We consent to the incorporation by reference in this Registration Statement on Form S-8 of Duke Energy Corporation of our report dated February 7, 1997 appearing in the annual report on Form 10-K of Duke Power Company for the year ended December 31, 1996.


Deloitte & Touche LLP
---------------------
Deloitte & Touche LLP


Charlotte, North Carolina
June 19, 1997